EXHIBIT INDEX

(h)(5) Transfer Agency Agreement between AXP Global Series, Inc., on behalf of AXP Emerging Markets Fund, AXP Global Balanced Fund, AXP Global Bond Fund, AXP Global Growth Fund and AXP Global Technology Fund, and American Express Client Service Corporation, dated May 1, 2003.

(q)(1) Directors'/Trustees' Power of Attorney, to sign Amendments to this Registration Statement, dated Jan. 8, 2003.

(q)(4) Trustees' Power of Attorney, to sign Amendments to this Registration Statement, dated Jan. 8, 2003.